EXHIBIT 4.2

NUMBER

C-___________

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP ________________

COMMITTED CAPITAL ACQUISITION CORPORATION II

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.00001 PER SHARE, OF

COMMITTED CAPITAL ACQUISITION CORPORATION II

(The “Corporation”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its shares of common stock and liquidate if it is unable to complete an initial business transaction on or prior to 11:59 p.m., New York City time, on [ ], 2016, the 24-month anniversary of the date of effectiveness of the registration statement pursuant to which the units were offered (the “Business Transaction Deadline”), all as more fully described in the Corporation’s final prospectus dated [                ], 2014.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
President	Delaware	Secretary

COMMITTED CAPITAL ACQUISITION CORPORATION II

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case as more fully described in the Corporation’s final prospectus dated [                ], 2014, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account in which the proceeds of the Corporation’s initial public offering are deposited only in the event that the Corporation redeems the shares of Common Stock sold in such initial public offering and liquidates because it does not consummate an initial business transaction on or prior to the Business Transaction Deadline. In no other circumstances shall the holder(s) have any right or interest of any kind in or to such trust account.